Exhibit 10.1

JAKKS PACIFIC REPORTS FOURTH QUARTER AND FULL-YEAR 2025 FINANCIAL RESULTS

Q4 in line with expectations with bottom-line growth; Board approves cash dividend.

Santa Monica, California, February 19, 2026 – JAKKS Pacific, Inc. (Nasdaq: JAKK) today reported financial results for the fourth quarter and fiscal year ended December 31, 2025.

Fourth Quarter 2025

●	Net sales were $127.1 million, a year-over-year decrease of 3%

○	Toys/Consumer Products net sales were $118.0 million, essentially flat to $118.2 million last year

○	Costumes net sales were $9.1 million, a year-over-year decrease of 28%

●	Gross margin of 31.0%, up 380 basis points vs. Q4 2024

●	Gross profit of $39.4 million, up 11% compared to $35.6 million in Q4 2024

●	Operating loss of $8.6 million in Q4 2025, an improvement of $6.1 million vs. a loss of $14.7 million in Q4 2024

●	Net loss attributable to common stockholders of $5.3 million or $0.47 per diluted share, compared to net loss attributable to common stockholders of $9.1 million or $0.83 per diluted share in Q4 2024

●	Adjusted net loss attributable to common stockholders (a non-GAAP measure) of $2.0 million or $0.18 per diluted share, compared to adjusted net loss attributable to common stockholders of $7.4 million or $0.67 per diluted share in Q4 2024

●	Adjusted EBITDA (a non-GAAP measure) of $(3.8) million vs. $(10.2) million in Q4 2024, an improvement of $6.3 million

Full-Year 2025

●	Net sales were $570.7 million compared to $691.0 million last year, a 17% decrease

○	Toys/Consumer Products net sales were $461.9 million, a year-over-year decrease of 19%

○	Costumes net sales were $108.7 million, a year-over-year decrease of 10%

●	Gross margin of 32.4% compared to 30.8% last year

●	Gross profit of $185.1 million, down 13% compared to $213.0 million last year

●	Operating income of $14.2 million compared to $39.7 million last year: a 64% decrease

●	Net income attributable to common stockholders of $9.9 million, down from a net income attributable to common stockholders of $35.3 million in 2024

●	Adjusted net income attributable to common stockholders of $18.6 million ($1.62 per diluted share), down from adjusted net income attributable to common stockholders of $42.6 million ($3.79 per diluted share) in 2024

●	Adjusted EBITDA of $35.4 million, down from $59.3 million in 2024

●	Cash returned to shareholders of $11.2 million, $1 per common share.

●	End of year cash and cash equivalents of $54.1 million, down from $70.1 million in 2024

Management Commentary

“We are pleased with everything we accomplished as 2025 draws to a close. I think when we look back, we’ll see it as a very important year in the history of our company,” said Stephen Berman, Chairman and CEO of JAKKS Pacific. “On the surface, the downward pressure on the full-year financials from tariff policy might be all that some people can see now. What I also reflect upon, however, is the number of areas where we nonetheless made substantial progress towards longer-term goals despite that disruption. We elevated and broadened our relationships with existing factories, licensors and customers, with a global worldview. We also made substantial progress expanding our relationship portfolio in anticipation of a new strategic initiative set to launch in 2027. We were transparent with our shareholders about our perspective on market dynamics and the resulting challenges. We followed through with what we said we would do, refusing to chase topline sales at the expense of bottom-line margin. And we completed our first full year as a cash dividend payer, returning $1 per share in dividends back to our shareholders as we maintained our debt-free balance sheet. We feel we are leaving 2025 stronger than we left 2024 and are excited about 2026’s potential.

Our fourth quarter results were roughly in line with our expectations. The significant customer order disruptions of Q2 and Q3 driven by rapidly changing tariff policy abated in Q4 and allowed for a slightly more predictable environment. Our Toy/Consumer Products division net sales were roughly flat in Q4, at $118.0 million, down 0.2% from prior year and down 0.5% from 2023. Costumes were down, although in one of its smaller quarters of the year, but enough to bring total company sales down 2.8% from prior year to $127.1 million, or roughly flat to our 2023 Q4 sales of $127.4 million.  Gross margins improved in the quarter vs. last year and finished the full year at 32.4%, our highest full-year number in fifteen years. Adjusted EBITDA in the quarter improved vs prior year, lifting full-year Adjusted EBITDA to $35.4 million.”

Other Financial Highlights

Sales in the United States were down 8% in the quarter and 24% on a full-year basis compared to the previous year. Sales outside of the United States were up 10% in the quarter, and up 6% for the full year outside the United States, led by Europe.

Inventory was $59.8 million as of December 31, 2025, compared to $52.8 million as of December 31, 2024, driven primarily by our expanded warehouse network in the European Union.

The Board of Directors has declared a quarterly dividend of $0.25 per share on the company’s common stock, payable March 30, 2026, to shareholders of record February 27, 2026

Use of Non-GAAP Financial Information and Reconciliation of GAAP to Non-GAAP measures:

In addition to the preliminary results reported in accordance with U.S. GAAP included in this release, the Company has provided certain non-GAAP financial information including Adjusted EBITDA and Adjusted Net Income (Loss) that exclude various items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures.

We define Adjusted EBITDA as income (loss) from operations before depreciation, amortization and adjusted for certain non-recurring and non-cash charges, such as reorganization expenses and restricted stock compensation expense. Net income (loss) is similarly adjusted and tax-effected to arrive at Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) are not recognized financial measures under GAAP, but we believe that they are useful in measuring our operating performance, enhance an overall understanding of the Company’s past financial performance, and provides useful information to the investor by comparing our performance across reporting periods on a consistent basis. Investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because these measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. See “Use of Non-GAAP Financial Information” for additional disclosures with respect to the use of non-GAAP financial information.

Conference Call Live Webcast

JAKKS Pacific, Inc. invites analysts, investors and media to listen to the teleconference scheduled for 5:00 p.m. ET / 2:00 p.m. PT on February 19, 2026. A live webcast of the call will be available on the “Investor Relations” page of the Company’s website at www.jakks.com/investors. To access the call by phone, please go to this link (4Q25 Registration link), and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at (www.jakks.com/investors).

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. is a leading designer, manufacturer and marketer of toys, costumes and consumer products sold throughout the world, with its headquarters in Santa Monica, California. JAKKS Pacific’s popular proprietary brands include Disguise®, Fly Wheels®, Charming®, KidTopia®, Moose Mountain®, Maui®, ReDo® Skateboard Co., Sky Ball®, and Xtreme Power Dozer® as well as a wide range of entertainment-inspired products featuring premier licensed properties. Through their products and charitable donations, JAKKS is helping to make a positive impact on the lives of children. Visit us at www.jakks.com and follow us on Instagram (@jakkspacific.toys), X (@jakkstoys), YouTube (@JAKKSPacific), Facebook (@jakkspacific.toys) and LinkedIn (JAKKS Pacific).

Forward Looking Statements

This press release may contain “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific’s business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS Pacific’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products, tariff policy and pricing, or any future transactions will result in future growth or success of JAKKS. The “forward-looking statements” contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

CONTACT:

JAKKS Pacific Investor Relations

(424) 268-9567

Lucas Natalini

investors@jakks.net

JAKKS Pacific, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	December 31,
	2025	2024
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$52,197	$69,936
Restricted cash	1,869	201
Accounts receivable, net	138,341	131,629
Inventory	59,805	52,780
Prepaid expenses and other assets	16,873	14,141
Total current assets	269,085	268,687

Property and equipment	152,224	142,623
Less accumulated depreciation and amortization	133,216	126,981
Property and equipment, net	19,008	15,642

Operating lease right-of-use assets, net	46,776	53,254
Deferred income tax assets, net	69,569	70,394
Goodwill	35,077	35,111
Other long-term assets	2,682	1,781
Total assets	$442,197	$444,869

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$55,558	$42,560
Accounts payable - Meisheng (related party)	-	13,461
Accrued expenses	43,076	48,456
Reserve for sales returns and allowances	33,569	35,817
Income taxes payable	2,119	1,035
Short term operating lease liabilities	13,784	8,091
Total current liabilities	148,106	149,420

Long term operating lease liabilities	39,578	48,433
Accrued expenses - long term	4,463	2,563
Income taxes payable	945	3,620
Total liabilities	193,092	204,036

Stockholders’ equity:
Common stock, $.001 par value	11	11
Additional paid-in capital	302,408	297,198
Accumulated deficit	(41,021)	(39,692)
Accumulated other comprehensive loss	(12,293)	(17,184)
Total JAKKS Pacific, Inc. stockholders’ equity	249,105	240,333
Non-controlling interests	-	500
Total stockholders’ equity	249,105	240,833
Total liabilities and stockholders’ equity	$442,197	$444,869

Supplemental Balance Sheet and Cash Flow Data (Unaudited)

	December 31,
Key Balance Sheet Data:	2025	2024

Accounts receivable days sales outstanding (DSO)	100	93
Inventory turnover (DSI)	63	51

	Twelve Months Ended December 31,
Condensed Cash Flow Data:	2025	2024

Cash flows from operating activities	$8,492	$38,947
Cash flows used in investing activities	(12,344)	(12,889)
Cash flows used in financing activities and other	(12,219)	(28,475)
Decrease in cash, cash equivalents and restricted cash	$(16,071)	$(2,417)

Capital expenditures	$(9,563)	$(11,246)

JAKKS Pacific, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	Δ (%)	2025	2024	Δ (%)
	(In thousands, except per share data)			(In thousands, except per share data)
Net sales	$127,114	$130,741	(3)%	$570,671	$691,042	(17)%
Less: Cost of sales
Cost of goods	65,265	72,373	(10)	283,521	361,563	(22)
Royalty expense	20,605	20,623	(0)	92,381	106,804	(14)
Amortization of tools and molds	1,843	2,192	(16)	9,689	9,654	0
Cost of sales	87,713	95,188	(8)	385,591	478,021	(19)
Gross profit	39,401	35,553	11	185,080	213,021	(13)
Direct selling expenses	15,519	18,201	(15)	36,858	40,105	(8)
General and administrative expenses	32,325	31,953	1	133,460	132,840	0
Depreciation and amortization	162	117	38	544	392	39
Selling, general and administrative expenses	48,006	50,271	(5)	170,862	173,337	(1)
Income (loss) from operations	(8,605)	(14,718)	(42)	14,218	39,684	(64)
Other income (expense):
Loss from joint ventures	-	-	-	-	-	-
Other income (expense), net	32	8	300	450	302	49
Change in fair value of preferred stock derivative liability	-	-	-	-	-	-
Loss on debt extinguishment	(9)	-	nm	(427)	-	nm
Interest income	163	308	(47)	995	841	18
Interest expense	(69)	(157)	(56)	(471)	(1,095)	(57)
Income (loss) before provision for (benefit from) income taxes	(8,488)	(14,559)	(42)	14,765	39,732	(63)
Provision for (benefit from) income taxes	(3,168)	(5,446)	(42)	4,894	5,532	(12)
Net income (loss)	(5,320)	(9,113)	(42)	9,871	34,200	(71)
Net income (loss) attributable to non-controlling interests	-	-	-	-	280	nm
Net income (loss) attributable to JAKKS Pacific, Inc.	$(5,320)	$(9,113)	(42)%	$9,871	$33,920	(71)%
Net income (loss) attributable to common stockholders	$(5,320)	$(9,113)	(42)%	$9,871	$35,250	(72)%
Earnings (loss) per share - basic	$(0.47)	$(0.83)		$0.88	$3.27
Shares used in earnings (loss) per share - basic	11,282	11,008		11,190	10,781
Earnings (loss) per share - diluted	$(0.47)	$(0.83)		$0.86	$3.14
Shares used in earnings (loss) per share - diluted	11,282	11,008		11,491	11,226

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	Δ bps	2025	2024	Δ bps
			Fav/(Unfav)			Fav/(Unfav)
Net sales	100.0%	100.0%	-	100.0%	100.0%	-
Less: Cost of sales
Cost of goods	51.4	55.3	390	49.7	52.3	260
Royalty expense	16.2	15.8	(40)	16.2	15.5	(70)
Amortization of tools and molds	1.4	1.7	30.0	1.7	1.4	(30)
Cost of sales	69.0	72.8	380	67.6	69.2	160
Gross profit	31.0	27.2	380	32.4	30.8	160
Direct selling expenses	12.2	13.9	170	6.4	5.8	(60)
General and administrative expenses	25.5	24.5	(100)	23.4	19.2	(420)
Depreciation and amortization	0.1	0.1	-	0.1	0.1	-
Selling, general and administrative expenses	37.8	38.5	70	29.9	25.1	(480)
Income (loss) from operations	(6.8)	(11.3)	450	2.5	5.7	(320)
Other income (expense):
Loss from joint ventures	-	-		-	-
Other income (expense), net	-	-		0.1	0.1
Change in fair value of preferred stock derivative liability	-	-		-	-
Loss on debt extinguishment	-	-		(0.1)	-
Interest income	0.1	0.2		0.2	0.1
Interest expense	-	(0.1)		(0.1)	(0.2)
Income (loss) before provision for (benefit from) income taxes	(6.7)	(11.2)		2.6	5.7
Provision for (benefit from) income taxes	(2.5)	(4.2)		0.9	0.8
Net income (loss)	(4.2)	(7.0)		1.7	4.9
Net income (loss) attributable to non-controlling interests	-	-		-	-
Net income (loss) attributable to JAKKS Pacific, Inc.	(4.2)%	(7.0)%		1.7%	4.9%
Net income (loss) attributable to common stockholders	(4.2)%	(7.0)%		1.7%	5.1%

JAKKS Pacific, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Information (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	Δ ($)	2025	2024	Δ ($)
	(In thousands)			(In thousands)
EBITDA and Adjusted EBITDA
Net income (loss)	$(5,320)	$(9,113)	$3,793	$9,871	$34,200	$(24,329)
Interest expense	69	157	(88)	471	1,095	(624)
Interest income	(163)	(308)	145	(995)	(841)	(154)
Provision for (benefit from) income taxes	(3,168)	(5,446)	2,278	4,894	5,532	(638)
Depreciation and amortization	2,005	2,309	(304)	10,233	10,046	187
EBITDA	(6,577)	(12,401)	5,824	24,474	50,032	(25,558)
Adjustments:
Other (income) expense, net	(32)	(8)	(24)	(450)	(302)	(148)
Restricted stock compensation expense	2,781	2,255	526	10,913	9,535	1,378
Loss on debt extinguishment	9	-	9	427	-	427
Adjusted EBITDA	$(3,819)	$(10,154)	$6,335	$35,364	$59,265	$(23,901)
Adjusted EBITDA/Net sales %	(3.0)%	(7.8)%	480 bps	6.2%	8.6%	-240 bps

	Trailing Twelve Months Ended December 31,
	2025	2024	Δ ($)
	(In thousands)
TTM EBITDA and TTM Adjusted EBITDA
TTM net income	$9,871	$34,200	$(24,329)
Interest expense	471	1,095	(624)
Interest income	(995)	(841)	(154)
Provision for income taxes	4,894	5,532	(638)
Depreciation and amortization	10,233	10,046	187
TTM EBITDA	24,474	50,032	(25,558)
Adjustments:
Other (income) expense, net	(450)	(302)	(148)
Restricted stock compensation expense	10,913	9,535	1,378
Change in fair value of preferred stock derivative liability	-	-	-
Loss on debt extinguishment	427	-	427
TTM Adjusted EBITDA	$35,364	$59,265	$(23,901)
TTM Adjusted EBITDA/TTM Net sales %	6.2%	8.6%	-240 bps

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	Δ ($)	2025	2024	Δ ($)
	(In thousands, except per share data)			(In thousands, except per share data)
Adjusted net income (loss) attributable to common stockholders
Net income (loss) attributable to common stockholders	$(5,320)	$(9,113)	$3,793	$9,871	$35,250	$(25,379)
Restricted stock compensation expense	2,781	2,255	526	10,913	9,535	1,378
Loss on debt extinguishment	9	-	9	427	-	427
Tax impact of additional charges	521	(544)	1,065	(2,632)	(2,225)	(407)
Adjusted net income (loss) attributable to common stockholders	$(2,009)	$(7,402)	$5,393	$18,579	$42,560	$(23,981)
Adjusted earnings (loss) per share - basic	$(0.18)	$(0.67)	$0.49	$1.66	$3.95	$(2.29)
Shares used in adjusted earnings (loss) per share - basic	11,282	11,008	274	11,190	10,781	409
Adjusted earnings (loss) per share - diluted	$(0.18)	$(0.67)	$0.49	$1.62	$3.79	$(2.17)
Shares used in adjusted earnings (loss) per share - diluted	11,282	11,008	274	11,491	11,226	265

JAKKS Pacific, Inc. and Subsidiaries

Net Sales by Division and Geographic Region

(In thousands)	QTD Q4					(In thousands)	YTD Q4
Divisions	2025	2024	2023	% Change 2025 v 2024	% Change 2024 v 2023	Divisions	2025	2024	2023	% Change 2025 v 2024	% Change 2024 v 2023
Toys/Consumer Products	$118,040	$118,233	$118,855	-0.2%	-0.5%	Toys/Consumer Products	$461,937	$570,018	$580,687	-19.0%	-1.8%
Dolls, Role-Play/Dress-Up	48,806	62,603	73,272	-22.0%	-14.6%	Dolls, Role-Play/Dress-Up	242,763	313,679	319,962	-22.6%	-2.0%
Action Play & Collectibles	56,229	47,209	35,312	19.1%	33.7%	Action Play & Collectibles	181,962	215,521	219,446	-15.6%	-1.8%
Outdoor/Seasonal Toys	13,005	8,421	10,272	54.4%	-18.0%	Outdoor/Seasonal Toys	37,212	40,818	41,279	-8.8%	-1.1%
Costumes	$9,074	$12,508	$8,541	-27.5%	46.4%	Costumes	$108,734	$121,024	$130,870	-10.2%	-7.5%
Total	$127,114	$130,741	$127,396	-2.8%	2.6%	Total	$570,671	$691,042	$711,557	-17.4%	-2.9%

(In thousands)	QTD Q4					(In thousands)	YTD Q4
Regions	2025	2024	2023	% Change 2025 v 2024	% Change 2024 v 2023	Regions	2025	2024	2023	% Change 2025 v 2024	% Change 2024 v 2023
United States	$86,155	$93,468	$96,304	-7.8%	-2.9%	United States	$416,605	$545,013	$557,865	-23.6%	-2.3%
Europe	25,504	25,359	17,988	0.6%	41.0%	Europe	81,379	71,392	76,464	14.0%	-6.6%
Latin America	8,849	4,292	4,434	106.2%	-3.2%	Latin America	36,421	38,159	32,024	-4.6%	19.2%
Canada	3,084	4,257	4,686	-27.6%	-9.2%	Canada	24,426	20,983	26,992	16.4%	-22.3%
Asia	1,388	1,523	2,140	-8.9%	-28.8%	Asia	4,982	6,101	8,543	-18.3%	-28.6%
Australia & New Zealand	1,228	1,116	1,486	10.0%	-24.9%	Australia & New Zealand	4,953	7,409	7,542	-33.1%	-1.8%
Middle East & Africa	906	726	358	24.8%	102.8%	Middle East & Africa	1,905	1,985	2,127	-4.0%	-6.7%
Total	$127,114	$130,741	$127,396	-2.8%	2.6%	Total	$570,671	$691,042	$711,557	-17.4%	-2.9%

(In thousands)	QTD Q4					(In thousands)	YTD Q4
Regions	2025	2024	2023	% Change 2025 v 2024	% Change 2024 v 2023	Regions	2025	2024	2023	% Change 2025 v 2024	% Change 2024 v 2023
North America	$89,239	$97,725	$100,990	-8.7%	-3.2%	North America	$441,031	$565,996	$584,857	-22.1%	-3.2%
International	37,875	33,016	26,406	14.7%	25.0%	International	129,640	125,046	126,700	3.7%	-1.3%
Total	$127,114	$130,741	$127,396	-2.8%	2.6%	Total	$570,671	$691,042	$711,557	-17.4%	-2.9%

(In thousands)	QTD Q4					(In thousands)	YTD Q4
Regions	2025	2024	2023	% Change 2025 v 2024	% Change 2024 v 2023	Regions	2025	2024	2023	% Change 2025 v 2024	% Change 2024 v 2023
United States	$86,155	$93,468	$96,304	-7.8%	-2.9%	United States	$416,605	$545,013	$557,865	-23.6%	-2.3%
Rest of World	40,959	37,273	31,092	9.9%	19.9%	Rest of World	154,066	146,029	153,692	5.5%	-5.0%
Total	$127,114	$130,741	$127,396	-2.8%	2.6%	Total	$570,671	$691,042	$711,557	-17.4%	-2.9%